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EX-4.2

                                   Exhibit 4.2
                             Stock Purchase Warrant

                         NESS ENERGY INTERNATIONAL, INC.

             CORPORATION CAPITAL STOCK PURCHASE WARRANT (DETACHABLE)

         This certifies that, for value received, the bearer of this warrant is entitled to purchase and receive from Ness Energy International, Inc. (hereinafter sometimes called the "Company") during the period herein provided _____[number] fully paid and nonassessable shares of the no par common voting stock of the Company (hereafter called the "Capital Stock") upon surrender hereof at the principal office of the Company in Weatherford, Texas, and simultaneous payment of the purchase price of $2.50 for each share of the Capital Stock so to be purchased, such number of shares and such purchase price per share being subject, however, to adjustment as hereinafter provided. The purchase price per share, as adjusted from time to time, is hereinafter referred to as the "Purchase Price".
         The Warrant shall be exercisable commencing on the Closing Date of that registration of securities of which these warrants are a part dated ________,2000 (hereinafter called the "Agreement") and shall expire at the close of business on the eighteenth month following said closing date.
  If the Company shall at any time or from time to time hereafter:
  (a) Sell or issue any additional shares of its Capital Stock (other than upon exercise of this Warrant and any other warrants issued upon exchange of this Warrant) (b) Sell or issue any rights or options to purchase capital stock of the Company, or sell or issue any securities of any kind convertible into shares of Capital Stock of the Company, in which the option, purchase, exercise or conversion price (or consideration) per share, as the case may be, is less than the Purchase Price in effect immediately prior to such sale or sale or issuance shall immediately and automatically be reduced to the consideration per share received by the Company upon such sale or issuance as specified in subparagraph (a) above, or to the option, purchase, exercise or conversion price (or consideration) per share upon such sale or issuance as specified in subparagraph (b), above, as the case may be.
    Upon each such adjustment of the Purchase Price, the holder hereof shall thereafter (until a subsequent adjustment of the Purchase Price) be entitled to purchase at the adjusted Purchase Price the number of shares of Capital Stock of the Company obtained by multiplying the number of shares specified in this Warrant by the initial Purchase Price (i.e., $2.50 and dividing the product so obtained by the adjusted purchase price.)
    For purposes of the foregoing adjustments, the following provisions shall also apply:
     1. In case the consideration for such issuance or sale of additional shares of Capital Stock, or the option, purchase, exercise or conversion price (or consideration) per share provided for in any such right, option or convertible security, shall be cash, in whole or in part, the amount of consideration received shall be deemed to be the amount of cash received by the Company after deducting therefrom any compensation or discount allowed or paid for the selling underwriting or purchase thereof to underwriters, dealers or others performing similar service, but without deducting therefrom any other expenses incurred in connection therewith.
     2. In case the consideration for such issuance or sale of additional shares of Capital Stock, or the option, purchase, exercise or conversion price (or consideration) per share provided for in any such right, option or convertible security, shall be wholly or partially other than cash, such other consideration shall be deemed to be the value, expressed in monetary terms, or such consideration as fairly determined by the Board of Directors of the Company.
     3. In case the Company shall sell or issue any rights or options to purchase Capital Stock of the Company, or any securities of any kind convertible into shares of Capital Stock of the Company, such sale or issue shall be deemed to be issue or sale (as of the date of the issue or sale of such rights, options or convertible securities) or the maximum number of shares of Capital Stock necessary to

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        effect the exercise, conversion or exchange of all such rights, options or convertible securities and the amount received by the Company for the issue or sale of such rights, options or convertible securities plus the total amount of additional consideration, if any, payable to the Company on such exercise, conversion or exchange shall be deemed to be consideration actually received for the issue or sale of such shares of Capital
        Stock, and such shares of Capital Stock shall be deemed to constitute issued shares of Capital Stock as of said date;
        provided, however, that no further adjustment of the purchase price shall be made upon the actual issuance of any shares of Capital Stock to effect such exercise, conversion or exchange.
     4. No adjustment in the Purchase Price or in the number of shares purchasable upon exercise of this Warrant shall be made as a result of the issuance by the Company of employee stock options covering an aggregate of such number of shares of Capital Stock which, when added to the number of shares of Capital Stock covered by presently outstanding employee stock options, does not exceed 1,000,000 shares.
     5. No adjustment in the Purchase Price or in the number of shares purchasable upon exercise of the Warrant shall be made as a result of the sale or issuance by the Company of an aggregate of not to exceed 1,000,000 shares of Capital Stock upon exercise of employee stock options theretofore validly issued by the Company.
     6. No adjustment in the Purchase Price shall be made as a result of the sale or issuance by the Company of any additional shares of Capital Stock issued as a stock dividend upon outstanding Capital Stock, and no further adjustment in the number of shares of Capital Stock issuable upon exercise of the exercise of this Warrant shall be made except to the extend provided in the next two paragraphs.
    In case the Company shall declare any dividend upon outstanding Capital Stock payable in cash or in shares of Capital Stock (or fractions thereof), or in case the Company shall make any other distribution upon outstanding Capital Stock, then and in each such case the holder of this Warrant, upon any exercise of all or any part thereof hereafter, will be entitled to receive the number of shares of Capital Stock as to which the right of purchase is being exercised and, in addition but without any further payment, the securities, cash or other property which the holder of this Warrant would have received by way of such dividends or distributions if such holder (a) had continuously since the date hereof been the record holder of the Capital Stock as to which the right of purchase is then being exercised, and (b) had retained all securities which he would have received as dividends and/or other distributions upon such Capital Stock.
    If the Company shall, by subdivision, combination or reclassification of shares or otherwise, change the outstanding shares of its Capital Stock into a different number or class of shares, the number and class of shares issuable upon exercise of this Warrant and the Purchase Price payable upon such exercise shall be adjusted as provided in the immediately preceding paragraph.
    In case of any reorganization or merger of the Company into any other corporation, then each share of stock issuable upon exercise of this Warrant shall be replaced for the purposes hereof by the stock or other securities or property issuable in respect of each share of Capital Stock of the Company upon such reorganization or merger.
  In case at any time:
     (a) the Company shall declare or pay any dividend, payable in stock or otherwise, upon the Capital Stock or declare or make any other distribution to the holders of its Capital Stock;
     (b) the Company shall offer for subscription pro rata or otherwise to the holders of the Capital Stock any additional shares of stock of any class or other rights;
     (c) there shall be any capital reorganization or reclassification of the Capital Stock of the Company, or reorganization or merger of the Company with, or transfer of all or substantially all of its assets to, another corporation; or
     (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice to the holder of this Warrant of the date (i) on which the books of the Company shall close, or of record fixed, for determining the shareholders entitled to such dividend, distribution or subscription rights, or (ii) on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Capital Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such

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          reorganization, reclassification, merger, transfer, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.
              Upon any adjustment or other change relating to the Purchase Price of the securities issuable upon exercise of this Warrant, then and in such case the Company shall give written notice thereof to the holder hereof, which notice shall state the Purchase Price resulting from such adjustment and the number of securities receivable at such price upon the exercise of the Warrant, and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
               No fractional shares of Capital Stock will be issued in connection with any purchase hereunder, but the Company shall, in lieu of such fractional shares, make a cash payment therefor on the basis of the Purchase Price then in effect. The Company covenants that it will at all times maintain an available and adequate reserve of duly authorized but unissued shares of its Capital Stock, free from preemptive rights, sufficient to effect the full exercise of this Warrant as herein provided, and that it will at all times maintain in full force and effect an appropriate permit of the Washington Commissioner of Corporations authorizing the issuance and sale by the Company of all shares of Capital Stock issuable upon exercise of the Warrant by the holder.
               The Company covenants that all shares of Capital Stock issuable upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.
               The holder hereof may surrender this Warrant for exchange at the principal office of the Company. Within a reasonable time thereafter and without expense (other than transfer taxes, if any) to each holder, the Company shall issue in exchange therefor, in such denominations (of not less than 100 shares), and issued in such name or names as the holder shall designate (if permitted by the Securities Act of 1933, as amended from time to time), a new certificate or certificates dated the date hereof evidencing the right to purchase the same aggregate number of shares of Capital Stock as are evidenced hereby, and otherwise containing the same provisions and subject to the same terms and conditions as this certificate.
               Upon surrender of any Warrant at the office of the Company accompanied by payment of the appropriate Purchase Price of the Capital Stock in cash, the Company shall forthwith cause to be executed, issued and delivered to the holder of the Warrant a certificate or certificates for the proper number of shares of capital stock or other securities of the Company; and the Company covenants that the issuance of this Warrant shall constitute full authority to those of its officers who are charged with the duty of issuing stock certificates to promptly execute, issue and deliver to the holder of the Warrant the necessary certificate for shares of Capital Stock or other securities of the Company required by such exercise.
                This Warrant may be exercised in accordance with its terms prior to expiration as a whole, or from time to time in part. In the event of partial exercise of the Warrant, the Company shall, in addition to delivery of the securities thereby purchased, deliver to the holder of the Warrant, a new Warrant for the remaining shares then subject to the unexercised portion of the Warrant; such new Warrant being dated the date hereof and otherwise containing the same provisions and subject to the same terms and conditions as this Warrant. Certificates for shares of Capital Stock or other securities of the Company issuable by reason of the exercise of Warrants shall be dated and shall be effective as of the date of the surrender of the Warrants for exercise or acceptance of the offering of shares or other securities, as the case may be, and the payment of the appropriate Purchase Price, notwithstanding any delay in the actual execution, issuance or delivery of the certificates or securities so purchased.
               This Warrant shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose, and shall be transferable only on said books by the holder hereof in person or by duly authorized attorney upon surrender of this Warrant properly endorsed.

         _______________, Texas__________, 2000

                         Ness Energy International, Inc.



                                            By______________________
                                                      Hayseed Stephens

            [Seal]

            Attest:


            -----------------------------
            Secretary